As filed with the Securities and Exchange Commission on January 7, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Avalanche Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	20-5258327
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

(650) 272-6269

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas W. Chalberg, Jr., Ph.D.

President and Chief Executive Officer

Avalanche Biotechnologies, Inc.

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

(650) 272-6269

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Hans P. Hull Senior Vice President, Business Operations Avalanche Biotechnologies, Inc. 1035 O’Brien Drive, Suite A Menlo Park, CA 94025 (650) 272-6269	Eric W. Blanchard, Esq. Covington & Burling LLP 620 Eighth Avenue New York, NY 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-201032

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock, $0.0001 par value per share	459,375	$59.00	$27,103,125	$3,150(2)

(1)	Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-201032).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $135,516,000 on a Registration Statement on Form S-1 (File No. 333-201032), which was declared effective by the Securities and Exchange Commission on January 7, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $27,103,125 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1, as amended (File No. 333-201032), filed by Avalanche Biotechnologies, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 7, 2015, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on January 7, 2015.

AVALANCHE BIOTECHNOLOGIES, INC.

By:	/s/ Thomas W. Chalberg, Jr.
Thomas W. Chalberg, Jr., Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Thomas W. Chalberg, Jr. Thomas W. Chalberg, Jr., Ph.D.	Director, President and Chief Executive Officer (Principal Executive Officer)	January 7, 2015

/s/ Linda C. Bain Linda C. Bain	Chief Financial Officer (Principal Financial and Accounting Officer)	January 7, 2015

*	Chairman of the Board	January 7, 2015
Mark S. Blumenkranz, M.D.

* John P. McLaughlin	Director	January 7, 2015

* Steven D. Schwartz, M.D.	Director	January 7, 2015

*	Director	January 7, 2015
Paul D. Wachter

* By:	/s/ Linda C. Bain
Linda C. Bain, Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-201032), originally filed with the Securities and Exchange Commission on December 18, 2014 and incorporated by reference herein.